Exhibit 10.10

WASHINGTON MUTUAL, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT ACCUMULATION PLAN

(Amended and Restated)

Effective January 1, 2004

WASHINGTON MUTUAL, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT ACCUMULATION PLAN

Effective January 1, 2004

TABLE OF CONTENTS

ARTICLE I	NATURE OF PLAN	5
1.1	PURPOSE	5
1.2	TOP HAT PLAN	5
1.3	UNFUNDED PLAN	5
ARTICLE II	DEFINITIONS AND CONSTRUCTION	6
2.1	ACCOUNTS	6
2.2	ANNUAL LEADERSHIP BONUS	6
2.3	BENEFICIARY	6
2.4	CODE	6
2.5	COMPANY	6
2.6	COMPENSATION	7
2.7	COMMITTEE	7
2.8	DISABLED OR DISABILITY	7
2.9	ELIGIBLE EMPLOYEE	7
2.10	EMPLOYEE	7
2.11	EMPLOYER	7
2.12	ERISA	7
2.13	FORMER EMPLOYEE PARTICIPANT	7
2.14	HUMAN RESOURCES COMMITTEE	7
2.15	PARTICIPANT	7
2.16	PENSION PLAN	7
2.17	PLAN	7
2.18	PLAN YEAR	8
2.19	RELATED EMPLOYER	8
2.20	YEAR OF EXECUTIVE SERVICE	8
ARTICLE III	BENEFITS	9
3.1	PARTICIPANT’S ACCOUNTS	9
3.2	BENEFITS CREDITED TO ACCOUNTS	9
3.3	INTEREST CREDITED TO ACCOUNTS	9
ARTICLE IV	PAYMENT OF BENEFITS	11

1

4.1	PAYMENT COMMENCEMENT DATE	11
4.2	PAYMENT OPTIONS	11
4.3	DETERMINATION OF NONFORFEITABLE BENEFITS	11
4.4	UPON DEATH OF PARTICIPANT	12
4.5	PAYMENT IN THE EVENT OF LEGAL DISABILITY	12
4.6	ACCOUNTS CHARGED	12
4.7	UNCLAIMED ACCOUNTS	13
ARTICLE V	PLAN ADMINISTRATION COMMITTEE	14
5.1	APPOINTMENT	14
5.2	TERM	14
5.3	COMPENSATION	14
5.4	POWERS OF PLAN ADMINISTRATION COMMITTEE	14
5.5	ADJUSTMENTS	15
5.6	MANNER OF ACTION	15
5.7	AUTHORIZED REPRESENTATIVE	15
5.8	INTERESTED MEMBER	15
5.9	INDEMNITY	15
ARTICLE VI	PARTICIPANT ADMINISTRATIVE PROVISIONS	16
6.1	BENEFICIARY DESIGNATION	16
6.2	PERSONAL DATA TO PLAN ADMINISTRATION COMMITTEE	16
6.3	ADDRESS FOR NOTIFICATION	16
6.4	PLACE OF PAYMENT AND PROOF OF CONTINUED ELIGIBILITY	16
6.5	ASSIGNMENT OR ALIENATION	17
6.6	INFORMATION AVAILABLE	17
6.7	BENEFICIARY’S RIGHT TO INFORMATION	17
6.8	CLAIMS PROCEDURE	17
6.9	APPEAL PROCEDURE FOR DENIAL OF BENEFITS	17
6.10	NO RIGHTS IMPLIED	18
6.11	RIGHT TO OFFSET FOR TAXES, OTHER OBLIGATIONS	18
ARTICLE VII	AMENDMENT AND TERMINATION	20
7.1	AMENDMENT	20
7.2	TERMINATION	20
ARTICLE VIII	MISCELLANEOUS	21
8.1	EXECUTION OF RECEIPTS AND RELEASES	21
8.2	EMPLOYER RECORDS	21
8.3	EVIDENCE	21
8.4	SEVERABILITY	21

8.5	NOTICE	21
8.6	WAIVER OF NOTICE	21
8.7	SUCCESSORS	21
8.8	HEADINGS	22
8.9	GOVERNING LAW	22

WASHINGTON MUTUAL, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT ACCUMULATION PLAN

Effective January 1, 2004

PREAMBLE

The Supplemental Executive Retirement Accumulation Plan (“SERAP”) was established effective January 1, 1996 by the Compensation and Stock Option Committee of the Board of Directors of Washington Mutual, Inc. The purpose of the SERAP was to provide certain executives with retirement income to supplement the retirement income provided by the Company’s qualified retirement plans and the nonqualified plans for executives.

On October 19, 2004, the Human Resources Committee approved a new executive retirement plan (the “Executive Target Replacement Income Plan” or the “ETRIP”) for executives at levels 1, 2 and 3. As a result, effective January 1, 2004, executives at levels 1, 2, and 3 are no longer eligible to receive benefit credits under Section 3.2 of this Plan, but will be eligible for interest credits under Section 3.3 of the Plan on accrued balances in their Accounts.

The Human Resources Committee also approved changes to the formula used to determine benefit credits under Section 3.2 for level 4 and 5 employees who remain eligible for this Plan. The new formula will take into account executive service with the Company without regard to the Participant’s age.

ARTICLE I

NATURE OF PLAN

1.1          Purpose. The purpose of this Plan is to provide retirement benefits to certain executive employees of the Company and its affiliates that supplement the benefits accrued under the Retirement Plans.

1.2          Top Hat Plan. The Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees (within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of ERISA), and is intended to be exempt from Parts 2, 3, and 4 of ERISA.

1.3          Unfunded Plan. This Plan is established as an unfunded plan of deferred compensation. The compensation that is payable hereunder and interest that accrues thereon are represented solely by bookkeeping entries on accounts maintained by the Plan Administration Committee. No funds are held in trust or otherwise segregated for the sole purpose of paying Plan benefits. All Plan benefits are payable solely from the general assets of the Company. Participants and Beneficiaries shall have no legal or equitable rights, interest or claims in any specific collateral, property or assets of the Company, but shall be general unsecured creditors of the Company until benefits are paid hereunder. The Company may from time to time reserve assets in a general account or grantor trust owned by the Company for the purpose paying liabilities that are accrued under this Plan.

End of Article I

ARTICLE II

DEFINITIONS AND CONSTRUCTION

For the purpose of this Plan, the following definitions shall apply unless the context requires otherwise. Words used in the masculine gender shall apply to the feminine, where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural. The words “Article” or “Section” in this Plan shall refer to an Article or Section of this Plan unless specifically stated otherwise. Compounds of the word “here,” such as “herein” and “hereof” shall be construed to refer to another provision of this Plan, unless otherwise specified or required by the context.

In determining the time within which an event or action is to take place for purposes of the Plan, no fraction of a day shall be considered, and any act, the performance of which would fall on a Saturday, Sunday, holiday observed by the Company, or other non-business day, may be performed on the next following business day.

2.1          Accounts. The separate bookkeeping records that are established and maintained by the Plan Administration Committee to record any amounts credited on behalf of each Participant under the terms of the Plan. A Participant’s Account shall only include the amounts actually credited thereto by the Committee.

2.2          Annual Leadership Bonus.  The bonus paid under the Annual Leadership Bonus Plan. For purposes of this Plan, Annual Leadership Bonus shall also include annual bonuses paid by Washington Mutual Advisors, Inc. and any other annual bonuses that are approved for inclusion by the committee, in its discretion.

2.3          Beneficiary. Any person or fiduciary designated by a Participant who is or may become entitled to a benefit under the Plan following the death of the Participant; provided, that, in the case of a married Participant, the Participant’s Beneficiary shall be the Participant’s surviving spouse unless the Participant’s spouse (i) consents in writing to the designation of another party as Beneficiary of all or a part of the benefit to which the Participant may become entitled under the Plan, (ii) such election designates a Beneficiary which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent), (iii) the spouse’s consent acknowledges the effect of such election, and (iv) such consent is witnessed by a notary public or a member of the Plan Administration Committee. Such spousal consent shall not be required if it is established to the satisfaction of the Plan Administration Committee that such consent cannot be obtained because the spouse cannot be located (and any other circumstances the Secretary of the Treasury may prescribe by regulations). Any consent by a spouse hereunder shall be effective only with respect to that spouse.

2.4          Code. The Internal Revenue Code of 1986, as amended.

2.5          Company. Washington Mutual, Inc. or any successor thereto.

2.6          Compensation. A Participant’s compensation, determined according to the definition of “compensation” under the Pension Plan for the Plan Year, without regard to the limitations of section 401(a)(17) of the Code contained in the Pension Plan, that is actually paid or made available to the Participant during such year, less the maximum amount of compensation that can be considered under section 401(a)(17)(A) of the Code, as adjusted by section 401(a)(17)(B) of the Code.

2.7          Committee. The Plan Administration Committee, as it is appointed from time to time by the Human Resources Committee pursuant to Article V.

2.8          Disabled or Disability. A Participant is Disabled when he is determined to be disabled under the terms of the WaMu Pension Plan.

2.9          Eligible Employee. Effective January 1, 2004, an Employee who is classified as a level 4 or level 5 employee. An Employee’s status as an Eligible Employee shall be determined separately for each Plan Year as of the end of the Plan Year. All other Employees are ineligible, provided that the Human Resources Committee, may, in its discretion, designate any other Employee as eligible and may designate any Employee who would otherwise be eligible as ineligible in any Plan Year.

2.10        Employee. Any employee of an Employer; specifically excluding, however, a person who is a nonresident alien who receives no earned income that constitutes income from sources within the United States.

2.11        Employer. The Company and any Related Employer designated by the Human Resources Committee from time to time whether explicit or implicit.

2.12        ERISA. The Employee Retirement Income Security Act of 1974, as amended.

2.13        Former Employee Participant. Any individual who is a Participant, but who has terminated employment, and who has not yet received the entire benefit to which he or she is entitled under the Plan, and any individual who was previously an Eligible Employee and who has become ineligible for any reason.

2.14        Human Resources Committee. The Human Resources Committee of the Board of Directors of the Company.

2.15        Participant. An individual who is or has been an Eligible Employee.

2.16        Pension Plan. The WaMu Pension Plan.

2.17        Plan. The Washington Mutual, Inc. Supplemental Executive Retirement Accumulation Plan as embodied herein and as amended from time to time.

2.18        Plan Year. The fiscal year of the Plan, which is the period from January 1 through December 31 of each year.

2.19        Related Employer. Any business entity that is, along with an Employer, (i) a member of a controlled group of corporations (as defined by section 414(b) of the Code), (ii) a member of a group of trades or businesses (whether or not incorporated) that are under common control (as defined by section 414(c) of the Code), (iii) a member of an affiliated service group (as defined by section 414(m) of the Code), or (iv) any other entity described by Treasury Regulations promulgated pursuant to section 414(o) of the Code.

2.20        Year of Executive Service. Effective January 1, 2004, Eligible Employees will be credited with a year of service for each Plan Year in which they are an Eligible Employee on December 31st of that Plan Year.

End of Article II

ARTICLE III

BENEFITS

3.1          Participant’s Accounts.  The Committee shall establish for each Participant one or more Accounts, as appropriate, to which shall be allocated the proper benefit accruals hereunder, together with interest credited thereto and less the distributions therefrom. For each Eligible Employee who was a Participant on January 1, 2004, his Accounts shall include with the balance in his Accounts as of December 31, 2003.

3.2          Benefits Credited to Accounts.  For Plan Years beginning on or after January 1, 2004, unless the Committee determines otherwise, credits shall be made in accordance with the following schedule:

Years of Executive Service:	Benefit Credit (Percentage of Compensation):
Less than 3	3%
3	3%
4	4%
5	5%
6	6%
7	7%
8	8%
9	9%
10	10%
11	11%
12	12%
More than 12	12%

Notwithstanding the preceding, any Participant who was a Participant prior to January 1, 2004, and who’s Benefit Credit Percentage for the Plan Year per the above schedule is less than the Benefit Credit rate for the 2003 Plan Year (“2003 Rate”), shall receive a Benefit Credit based on the 2003 Rate for that Plan Year.

3.3          Interest Credited to Accounts.  Each Participant’s Account and each Former Employee Participant’s Accounts shall be credited with interest on the balance in his or her Account.

(1)           Interest Rate. The rate of interest shall be equal to the rate that would have been paid by the Company at the beginning of the Plan Year had it issued unsecured junior debt with a maturity date of ten years. If the Company did not make such a debt offering at or near the beginning of the Plan Year for which the interest rate is being determined, the Plan Administration Committee shall, in its discretion, determine this rate by reference to the following: (i) the rates paid on similar debt offerings of comparably rated financial institutions, and (ii) an estimate of the probable interest rate on such a debt offering from at least one nationally-recognized investment banking firm. The Committee may, in its discretion, determine the rate for the following Plan Year at any time during the Plan Year. The interest rate so determined will be set forth in writing and kept with the Plan records. The Human Resources Committee may, in its discretion, determine that interest credits shall cease with respect to any Participant’s Accounts.

(2)           Timing. Interest will be credited on a regular basis (at least annually) and prior to the crediting of benefits described in Section 3.2 to the Accounts of all Participants.

End of Article III

ARTICLE IV

PAYMENT OF BENEFITS

4.1.         Payment Commencement Date. A Participant shall receive payment of the nonforfeitable balance of his Accounts commencing as soon as administratively possible after termination of employment with the Company and all Related Employers. Notwithstanding the preceding, if the Participant is a Key Employee as set forth in Section 409A of the Code, payments shall commence no earlier than 6 months after termination of employment.

4.2.         Payment Options.  In general, a Participant shall receive payment of the nonforfeitable balance in his Accounts in the form of a single lump sum payment as soon as administratively feasible after the Payment Commencement Date. However, if the Participant meets the requirements set forth in subparagraph (a) below, he may elect another form of payment pursuant to subparagraph (b) below. In the absence of any election, payment will be made in the form of a lump sum.

(a)           To be eligible to make an election to receive payment in a form set forth in 4.2(b), a Participant must meet each of the following requirements:

(i)            The balance in his account on the Payment Commencement Date must exceed $100,000; and

(ii)           The election must be made at least twelve (12) months prior to the Payment Commencement Date.

(b)           A Participant who meets the requirements of Section 4.2(a) may elect to receive payment of his nonforfeitable balance in a series of installments over a period of up to ten (10) years. If a Participant makes an election pursuant to Section 4.2, such elections shall be null and void if the balance of his Accounts does not exceed $100,000 at the time of termination.

4.3.         Determination of Nonforfeitable Benefits. The nonforfeitable benefit for any Participant shall be determined as follows:

(a)           If the Participant terminates employment as a result of death or Disability, his Accounts shall be fully nonforfeitable;

(b)           If the Participant engages in dishonesty, his Account shall be fully forfeited, regardless of his Years of Executive Service. For this purpose, dishonesty means that the Participant has engaged in an act of fraud, embezzlement, theft or any other crime of moral turpitude or has otherwise been dishonest in his relationship with the Employer (without necessity of formal criminal proceedings being initiated) and the Participant’s employment terminated by either discharge or resignation, all as determined by the Committee.

(c)           The following vesting schedule shall apply if a Participant has not engaged in an act of dishonesty, as described in paragraph (b):

Years of Executive Service	Percent Vested
Fewer than 2	0%
2	25%
3	50%
4	75%
5 or more	100%

(d)           Notwithstanding the preceding, any Participant whose nonforfeitable percentage under this section is less than his nonforfeitable percentage under the terms of the Plan for the 2003 Plan Year, shall have his nonforfeitable benefit determined at the higher of the two percentages.

4.4.         Upon Death of Participant. Upon the death of a Participant, his entire balance will be paid to his Beneficiary, as determined under Section 6, in a lump sum as soon as administratively feasible, provided that the balance in his Accounts immediately after his death is less than $100,000. If his balance immediately after his death is $100,000 or more, the balance will be paid in three annual installments.

4.5.         Payment in the Event of Legal Disability. Payments to any Participant, Former Employee Participant, or Beneficiary shall be made to the recipient entitled in form satisfactory to the Plan Administration Committee, except when the recipient entitled thereto shall be under a legal disability, or, in the judgment of the Committee, shall otherwise be unable to apply such payment in furtherance of such recipient’s own interest and advantage. The Committee may, in such event, direct all or any portion of such payments to be made in any one or more of the following ways:

(a)           to such person directly;

(b)           to the guardian or estate of such person;

(c)           to a relative or friend of such person, to be expended for such person’s benefit; or

(d)           to a custodian for such person under any Uniform Gifts to Minors Act.

4.6.         Accounts Charged. The Committee shall charge all distributions made to a Participant or to such Participant’s Beneficiary from and against the Accounts of the Participant when made.

4.7.         Unclaimed Accounts. Neither the Employer nor the Committee shall be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary. The Committee, by certified or registered mail addressed to his last known address of record with the Committee or Employer, shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan, and the notice shall state the provisions of this Section. If Payment Commencement Date has arrived, and the Participant or the Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Committee by the date that is immediately prior to three years (adjusted according to the abandonment period of the escheat laws of the applicable state) after the date of notification, the Participant’s Accounts shall be forfeited.

End of Article IV

ARTICLE V

PLAN ADMINISTRATION COMMITTEE

5.1.         Appointment. The Plan Administration Committee has been appointed by the Company to administer the Plan and serves in such capacity at the pleasure of the board of directors of the Company. The board of directors of the Company may remove the Plan Administration Committee or appoint a successor committee at any time. If the Plan Administration Committee ceases to exist or is removed without the appointment of a replacement committee, the Company shall function as the Plan Administration Committee.

5.2.         Term. Each member of the Committee shall serve until his or her successor is appointed and assumes membership. Any member of the Committee may be removed, with or without cause, and the board of directors of the Company shall have the power to fill any vacancy that may occur. A member may resign upon written notice to the board of directors of the Company or the Plan Administration Committee.

5.3.         Compensation. The members of the Committee shall serve without compensation for services as such, but the Company shall pay all expenses of the members of the Committee.

5.4.         Powers of Plan Administration Committee.  The Committee shall have full and absolute discretion in the exercise of its powers hereunder. All exercises of power by the Committee hereunder shall be final, conclusive and binding on all interested parties, unless found by a court of competent jurisdiction, in a final judgment that is no longer subject to review or appeal, to be arbitrary and capricious. In addition to the power otherwise enumerated herein, the Committee shall have the following specific authority:

(a)           to direct the administration of the Plan in accordance with the provisions herein set forth;

(b)           to adopt rules of procedure and regulations necessary for the administration of the Plan that are not inconsistent with the terms of the Plan;

(c)           to interpret and construe the provisions of the Plan and determine all questions with respect to rights of Employees, Participants, and Beneficiaries under the Plan, including but not limited to rights of eligibility of an Employee to participate in the Plan, the value of a Participant’s Accounts, and the nonforfeitable percentage of each Participant’s Accounts;

(d)           to interpret and enforce the terms of the Plan and the rules and regulations it adopts;

(e)           to review and render decisions with respect to a claim for, (or denial of a claim for) a benefit under the Plan;

(f)            to furnish the Employer with information that the Employer may require for tax or other purposes;

(g)           to engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom the Committee may deem advisable to assist it with the performance of its duties;

(h)           to receive from the Employer and from employees such information as shall be necessary for the proper administration of the Plan;

(i)            to maintain, or cause to be maintained, separate Accounts in the name of each Participant; and

(j)            to select a secretary, who need not be a member of the Committee.

5.5.         Adjustments. Any misstatement or other mistake of fact may be corrected by the Committee when it becomes known, in the manner the Committee deems equitable and practicable.

5.6.         Manner of Action.  The decision of a majority of the members of the Plan Administration Committee shall control. In case of a vacancy on the Committee, the remaining members may exercise any and all of the powers, authorities, duties, and discretion conferred upon the Committee. The Committee may, but need not, call or hold formal meetings. Any decision may be made or action may be taken by the Committee pursuant to written approval of a majority of the then members. The Committee shall maintain adequate records of its decisions.

5.7.         Authorized Representative.  The Committee may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents requested pursuant hereto or necessary or desirable for the Committee to administer the Plan as provided herein, or to do any act necessary to carry out the Committee’s duties and obligations set forth herein.

5.8.         Interested Member.  No member of the Committee may decide or determine any matter concerning the distribution, nature, or method of settlement of his or her own benefits under the Plan unless there is only one person acting alone as the Committee.

5.9.         Indemnity.  The Company shall indemnify and save harmless the Committee, and its members, and each of them, from and against any and all loss, damage, action, fee, cost, claim, liability, proceeding, or expense (including reasonable attorneys fees) to which the Committee, or its members, may be subjected arising out of, resulting in whole or in part from, or otherwise related to any act, conduct, or inaction (except willful or reckless misconduct), in their official capacities in the administration of the Plan.

End of Article V

ARTICLE VI

PARTICIPANT ADMINISTRATIVE PROVISIONS

6.1          Beneficiary Designation.  Each Participant may from time to time designate a Beneficiary to whom his Accounts shall be paid in the event of his death. The Committee shall prescribe the form for the designation of Beneficiary and, upon the Participant’s filing the form with the Committee, it shall revoke all designations filed prior to that date by the same Participant. A Participant may designate multiple and/or contingent Beneficiaries. If a Participant fails to name a Beneficiary, or if the Beneficiary named by a Participant predeceases him or is otherwise ineligible to be a Beneficiary, the Committee may direct that payment of a Participant’s Accounts be made to the person or persons in the following priority:  (i) the Participant’s spouse at the time of death; (ii) if no surviving spouse, then to the Participant’s surviving children (including adopted children) in equal shares; (iii) if the Participant has no surviving children, then to the Participant’s surviving parents in equal shares; (iv) if the Participant has no surviving parents then to the Participant’s estate or such other individual or entity designated by the Committee, in its sole discretion, if no estate exists or it is otherwise impractical to make payment to the estate.

The Committee, in its sole discretion, shall determine to whom the payment shall be made under this Section.

6.2          Personal Data to Plan Administration Committee.  Each Participant and Beneficiary must furnish to the Committee such evidence, data, or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will promptly furnish full, true, and complete evidence, data, and information when requested by the Committee.

6.3          Address for Notification.  Each Participant and each Beneficiary of a deceased Participant shall file with the Committee, in writing, such person’s mailing address, and each subsequent change of such mailing address. Any payment or distribution hereunder, and any communication addressed to a Participant or his Beneficiary, at the last address filed with the Committee, or if no address have been filed, then the last address indicated on the records of the Employer shall be deemed to have been delivered to the Participant or his Beneficiary on the date that such distribution or communication is deposited in the United States Mail, postage prepaid.

6.4          Place of Payment and Proof of Continued Eligibility.  Any payment or distribution hereunder, and any communication addressed to a Participant or Beneficiary, at the last address filed with the Plan Administration Committee, or if no address has been filed, then the last address indicated on the records of the Employer shall be deemed to have been delivered to the Participant or Beneficiary on the date that such distribution or communication is deposited in the United States Mail, postage prepaid. If the Committee, for any reason, is in doubt as to whether benefit payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned, at the last address of record, notify such person that all unmailed and future retirement income payments shall be henceforth withheld until such person provides the Committee with evidence of continued life and the proper mailing address for future payments.

6.5          Assignment or Alienation.  Except as may be specified under a “qualified domestic relations order,” as defined in section 514(b)(7) of ERISA, no benefit payable under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary prior to actually being received by the person entitled to the benefit under the terms of the Plan. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder.

6.6          Information Available.  Any Participant or Beneficiary may examine copies of this Plan or any other instrument under which the Plan was established or is operated. The Plan Administration committee will maintain such documents in its office, or in such other place or places as the Committee may designate from time to time for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Plan Administration Committee shall furnish him or her with a copy of such documents. The Plan Administration Committee may make a reasonable charge to the requesting person for the copy so furnished.

6.7          Beneficiary’s Right to Information.  A beneficiary’s right to (and the Committees’ duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.

6.8          Claims Procedure.  Prior to or upon becoming entitled to receive a benefit hereunder, a Participant or Beneficiary shall file a claim for such benefit with the Committee at the time and in the manner prescribed thereby. However, the Committee may direct payment of a Participant’s or Beneficiary’s benefits hereunder without requiring the filing of a claim therefore, if the Committee has knowledge of such Participant’s or Beneficiary’s whereabouts.

6.9          Appeal Procedure for Denial of Benefits.  The Committee shall provide adequate notice in writing as prescribed pursuant to paragraph (b) below to any Participant or to any Beneficiary (“Claimant”) whose claim for benefits under the Plan has been denied.

(a)           Such notice must be sent within 90 days of the date the claim is received by the Committee unless special circumstances require an extension of time for processing the claim. Such extension shall not exceed 90 days and no extension shall be allowed unless, within the initial 90 day period, the claimant is sent an extension notice indicating the special circumstances requiring the extension and specifying a date by which the Committee expects to render its decision.

(b)           The Committee’s notice of denial to the Claimant shall set forth the following:

(1)           the specific reason or reasons for the denial;

(2)           specific references to pertinent Plan provisions on which the Committee based its denial;

(3)           a description of any additional material and information needed for the Claimant to perfect his or her claim and an explanation of why the material or information is needed;

(4)           a statement that the Claimant may request a review upon written application to the Committee, review pertinent Plan documents, and submit issues and comments in writing;

(5)           a statement that any appeal of the Committee’s adverse determination must be made in writing to the Committee within 60 days after receipt of the Committee’s notice of denial of benefits, and that failure to appeal the action to the Committee in writing within the 60-day period will render the Committee’s determination final, binding, and conclusive; and

(6)           the address of the Plan Administration Committee to which the Claimant may forward his or her appeal.

(c)           If the Claimant should appeal to the Committee, the Claimant or a duly authorized representative, may submit, in writing, whatever issues and comments the Claimant deems pertinent. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant in writing of its decision on the appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within 60 days of the Claimant’s written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day period infeasible, but in no event shall the Committee render a decision regarding the denial of a claim for benefits later than 120 days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the date the extension period commences.

6.10        No Rights Implied.  Nothing contained in this Plan, or in any modification or amendment to the Plan, shall give any Employee, Participant, or any Beneficiary any right to continue employment, or any other legal or equitable right against an Employer, or Employee of the Employer, or against their agents, except as expressly provided by the Plan.

6.11        Right To Offset For Taxes, Other Obligations. Any payment or other distribution of benefits under the Plan may be reduced by any amount required to be withheld by the Company under any applicable law, rule, regulation, order or other requirement, now or hereafter in effect, of any governmental authority. In addition, if a Participant becomes entitled to a distribution under the Plan, and if at such time such Participant has outstanding any debt, obligation or other liability representing an amount owning to the Company, then the Company may offset such amount owning it against the amount of benefits otherwise distributable to the extent permitted by applicable law.

End of Article VI

ARTICLE VII

AMENDMENT AND TERMINATION

7.1          Amendment.  The Company shall have the right at any time, without prior notice and without cause, to amend or terminate the Plan by action of its board of directors or by action of the Committee. All amendments shall be in writing. Each amendment shall state the date to which it is either retroactively or prospectively effective.

7.2          Termination. Upon termination of the Plan, the Company shall pay all benefits credited to Participants pursuant to Article IV.

End of Article VII

ARTICLE VIII

MISCELLANEOUS

8.1          Execution of Receipts and Releases.  Any payment to any Participant, or to such Participant’s legal representative or beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan. The Plan Administration Committee may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefore in the form determined by the Committee. Any payment made pursuant to the power herein conferred upon the Plan Administration Committee shall operate as a complete discharge of all obligations of the Employer, the Plan Administration Committee and the Committee, to the extent of the distributions so made. Neither the Employer, nor the Committee, is obliged to ensure the proper application or expenditure of any payment so made.

8.2          Employer Records.  Each Employer shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Plan Administration Committee to perform its duties and functions under the Plan. Records of an Employer as to an Employee’s or Participant’s period of employment, termination of employment and the reason therefore, leaves of absent, reemployment, and Compensation will be conclusive on all persons, unless determined by the Plan Administration Committee to be incorrect.

8.3          Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties. Any action required of an Employer may be by resolution of its board of directors or by any person authorized to act on behalf of the Employer.

8.4          Severability.  In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

8.5          Notice.  Any notice required to be given herein by an Employer or the Plan Administration Committee, shall be deemed delivered, when (a) personally delivered, or (b) placed in the United States mails, in an envelope addressed to the last address of record the person to whom the notice is given.

8.6          Waiver of Notice.  Any person entitled to notice under the Plan may waive the notice.

8.7          Successors.  The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon each Employer, its successors and assigns, and upon the Plan Administration Committee, and its successors.

8.8          Headings.  The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

8.9          Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the internal laws of the State of Washington except to the extent Washington law is preempted by federal law.

End of Article VII

IN WITNESS WHEREOF, the undersigned officer of Washington Mutual, Inc. has executed this instrument as of May     , 2005.

WASHINGTON MUTUAL, INC.

By:	/s/ Daryl D. David
Its: Executive Vice President – Human Resources

WASHINGTON MUTUAL, INC.

Supplemental Executive Retirement Accumulation Plan

Amendment No. 1

THIS AMENDMENT to the Washington Mutual, Inc. Supplemental Executive Retirement Accumulation Plan (“Plan”) is made by Washington Mutual, Inc. (“Company”).

WHEREAS, the Company maintains the Plan for the benefit of its eligible employees; and

WHEREAS, effective October 1, 2005, Providian Financial Corporation (“Providian”) will merge with and into the Company, and Providian National Bank (“PNB”) will merge with and into Washington Mutual Bank, FA (“WMB”); and

WHEREAS, employees of Providian who become employees of the Company and employees of PNB who become employees of WMB on October 1, 2005 as a result of the company mergers will not be moved to the Company payroll system until April 1, 2006; and

WHEREAS, until April 1, 2006, the former Providian and PNB employees will continue to participate in any supplemental nonqualified retirement plans that were sponsored by Providian and PNB prior to the company mergers; and

WHEREAS, the Company would like to amend the Plan to delay the Plan entry date for the former employees of Providian and PNB to April 1, 2006, and to provide prior service credit for purposes of determining benefit credits under the Plan.

NOW, THEREFORE, effective September 30, 2005, the Plan is hereby amended as follows:

1.             Section 2.9 of the Plan, Eligible Employees, is amended by adding the following sentence to the end of that section:

Notwithstanding the foregoing, Eligible Employees who on September 30, 2005 were employed by Providian Financial Corporation, Providian National Bank or any affiliates or subsidiaries thereof and who on October 1, 2005 became employed by the Employer may first enter the Plan on April 1, 2006.

2.             Section 2.20 of the Plan, Year of Executive Service, is amended by adding the following sentence to the end of the section:

(31)         Employees who on September 30, 2005 were employed by Providian Financial Corporation, Providian National Bank or any affiliate or subsidiary thereof and who on October 1, 2005 became employed by the Employer shall, after April 1,

2006, be credited with Service for service with Providian Financial Corporation, Providian Nation Bank or their affiliates or subsidiaries, but only to the extent that such service occurred after December 31, 2003.

This amendment is adopted and executed this 30th day of September, 2005.

WASHINGTON MUTUAL, INC.

By:	/s/ Daryl D. David
Daryl D. David
Executive V.P. – Human Resources